Exhibit T3A.151

NOV. ES.Z000    3‘-44PM SHUMACKER THOMPSON NO.163 P.1/1 NOV 0 9 2000 [GRAPHIC APPEARS HERE]Ried with the Department of State an     CERTIFICATE OF AMENDMENT-DOMESTIC LIMITED LIABILITY COMPANY In compliance with the requirements of IS Pa,C.S. § 8951 [relating to certificate of amendment), the undersigned limited liability company, desiring to amend Its Certificate of Organization, hereby certifies that: 1. The name of the limited liability company is; Stroud Mell.. IM     2.    The date of filing of the original Certificate of Organization is: April 9, 1998 3.    (Check, and If appropriate complete, one of the following): _X_The amendment adopted by the limited liability company, set forth in full, is as foflovMs: Section 5 of the Articles of Organization la hereby deleted in its entirety and the foil owing inserted in lieu thereof?     5. Management of the Conpany shall be vested in its iwmherH. _    Ths amendment adopted by the limited liability company is set forth in full |n Exhibit A attached hereto and made a part hereof. 4.    (Check, and If appropriate complete, one of the following): x The amendment shall be effective upon filing this Certificate of Amendment in the Department of state. .The amendment shall be effective an;     at DqteHour 5.    (Check It the amendment restates the Certificate of Organization); The restated Certificate of Organization supersedes the original Certificate of Organization qnd all previous amendments thereto. IN TESTIMONY WHEREOF, the undersigned limited liability company has caused this Certificate of Amendment to be executed this    day of Norrenber , 2000, STROUD MAT.L. LLC.     (Name of Limited Liability Company) BY: C-HL A    IAMted Eteteerrihta, a TWlamre lfirftrd pnil neral up (Signature) TOKBr GBL Holdings I, Inc.,